Exhibit 10.4

AMENDMENT NO. 2

NUCOR CORPORATION
SENIOR OFFICERS LONG-TERM INCENTIVE PLAN

THIS AMENDMENT NO. 2 (this “Amendment”) to the Nucor Corporation Senior Officers Long-Term Incentive Plan (the “Plan”) is adopted as of the 5th day of September, 2007, by NUCOR CORPORATION, a Delaware corporation (the “Company”).

Statement of Purpose

The Company maintains the Plan to provide incentive compensation to senior officers of the Company. The Company desires to amend the Plan to comply with the requirements of Section 409A of the Internal Revenue Code of 1986.

NOW, THEREFORE, the Company does hereby declare that the Plan is hereby amended effective as of the date hereof as follows:

1. Section 4.2 of the Plan is amended by adding the following new sentence immediately after the first sentence thereof:

“In no event, however, shall payment of a Performance Award be made later than two and one-half (2½) months after the end of the Performance Period for the Performance Award.”

2. Section 4.3(e) of the Plan is amended to read as follows:

“(e) Payment of Deferral Accounts. The vested portion of an Eligible Employee’s Deferral Account shall be paid to the Eligible Employee no earlier than fifteen (15) days and no later than ninety (90) days after the Eligible Employee’s separation from service. The form of payment shall be one share of the Company’s common stock for each common stock unit and cash for any fractional unit credited to the vested portion of the Deferral Account. Notwithstanding the foregoing, in no event will distribution be made to an Eligible Employee who is a “specified employee,” within the meaning of Code Section 409A(a)(2)(B)(i) and the regulations thereunder, prior to the date which is six months after such Eligible Employee’s separation from service or, if earlier, such Eligible Employee’s death.

In accordance with procedures established by the Committee, but in no event later than the later of (i) December 31, 2007 or (ii) thirty (30) days after the date an individual initially becomes an Eligible Employee under the Plan, the Eligible Employee may elect a single sum payment of the Eligible Employee’s Deferral Account or payment in installments over a term certain of not more than five (5) years. In the event an Eligible Employee fails to make a valid method of payment election, distribution of the Eligible Employee’s Deferral account shall be made in a single sum payment of shares of Company common stock and cash for any fractional unit credited to the Deferral Account.”

3. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed by its duly authorized officer as of the day and year first above written.

NUCOR CORPORATION

By:	/s/ Terry S. Lisenby
Name:	Terry S. Lisenby
Title:	Chief Financial Officer, Treasurer and Executive
Vice President